Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-4, Amendment No. 4, of Energem Corp., of our report dated March 21, 2022 on our audit of the financial statements of Energem Corp. as of December 31, 2022, and the related statements of operations, changes in shareholders’ deficit and cash flows from August 6, 2021 through December 31, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

April 24, 2023